Exhibit 14.1

Factorial Energy Inc. — Code of Business Conduct and Ethics

Factorial Energy Inc.

together with its subsidiaries, referred to as “Factorial”

Code of Business Conduct and Ethics

Effective Date: June 5, 2026

Factorial Energy Inc. — Code of Business Conduct and Ethics

CEO Message

At Factorial, we believe that ethical business is good business and that every decision we make should be the right choice for our planet, our communities, our customers, our investors, and each other.

That means that every step we take in running our business is made with ethics and integrity in mind.

Doing things right is not a choice at Factorial. Working here means making a commitment to uphold our company values and to follow this code of conduct. Thank you for joining us on our mission.

Siyu Huang

Chief Executive Officer

Factorial Energy Inc.

Factorial Energy Inc. — Code of Business Conduct and Ethics

Table of Contents

Factorial Energy Inc. — Code of Business Conduct and Ethics

I. Purpose and Scope

The Board of Directors of Factorial has adopted this Code of Business Conduct and Ethics to help directors, officers, and employees make ethical and legal decisions in their work at the Company.

The Board of Directors, or a committee designated by the Board, administers this Code. Day-to-day responsibility for Code compliance is delegated to the Company's General Counsel or their designee(s), who will serve as the Compliance Officer.

This Code sets forth minimum standards of conduct. It does not eliminate or reduce any legal or contractual obligations that may apply to you.

We encourage you to:

•	Use good judgment and common sense in your business dealings

•	Refer to this Code frequently

•	Ask for guidance from your supervisor or the Compliance Officer when questions arise

II. Our Guiding Principles

Everything we do at Factorial flows from our core purpose and mission:

Purpose

Powering the Next Shift in Mobility & Intelligence

Mission

Our first responsibility is to the people we serve — those who rely on eMobility to move through their daily lives, families and businesses powered by advanced energy storage, and a nation that demands secure, sovereign energy storage solutions for its defense. In meeting their needs, everything we do must be of the highest quality. We must constantly strive to deliver value, reduce costs, and maintain fair prices. We must respond to our customers with speed and precision, and build long-lasting, trustworthy partnerships grounded in integrity and mutual prosperity.

Factorial Energy Inc. — Code of Business Conduct and Ethics

Our employees are the foundation of everything we build. Across every location and discipline, we are committed to a workplace that is inclusive, safe, and worthy of the people in it. We respect the dignity and diversity of every team member and reward merit fairly. We support our people's well-being, at work and beyond, and create an environment where honest feedback flows freely. Growth and advancement are open to all who earn it. Fair compensation, safe conditions, and genuine well-being are not perks, they are obligations. We listen, we act, and we lead with integrity.

We are responsible to the communities in which we live and work, not just as a company, but as neighbors, parents, and members of a shared humanity. We recognize that our actions ripple beyond our walls, touching the lives of those around us today and those who will inherit this world tomorrow. We are committed to being a force for good in every community we touch, maintaining our properties with care, and protecting the natural resources that belong to all of us — for our children, our grandchildren, and the generations to come.

Our final responsibility is to our stockholders. We are committed to building a business that is financially sound, forward-thinking, and worthy of the trust placed in us. We will pursue bold ideas, drive innovation relentlessly, and face challenges not as obstacles but as opportunities to grow. Every dollar invested carries weight - it will be spent with discipline, intention, and a clear purpose to create lasting value. We will learn from every setback, build reserves to weather uncertainty, and operate with the long view in mind. When we honor all of our responsibilities - to our customers, our employees, our communities - a fair and meaningful return to our stockholders will follow naturally.

Factorial Energy Inc. — Code of Business Conduct and Ethics

SMAHRT Values

•	Safety

•	Meritocracy

•	Agility

•	Humility

•	Respect for All

•	Transparency

These principles guide every decision in this Code.

III. Making Ethical Decisions

When you face a decision, ask yourself:

1.	Does it reflect our guiding principles and SMAHRT values?

2.	Is it consistent with this Code and Company policies?

3.	Is it legal?

If you can answer yes to all three questions, you are on the right track. If you are unsure, do not proceed alone. Talk to your supervisor first or contact our Compliance Officer.

IV. Compliance with Laws, Rules and Regulations

As directors, officers, and employees of Factorial, you must comply with all applicable laws, rules, and regulations wherever the Company does business.

Use good judgment and common sense. If you are uncertain about whether something complies with the law, ask for advice. It is always better to ask than to guess.

Factorial Energy Inc. — Code of Business Conduct and Ethics

If you learn that the Company, its people, or any third party acting on the Company's behalf has violated or may be violating applicable laws, you are obligated to promptly report the violation. Use the reporting channels described in Section VI.

V. Whistleblower Protections

As a public company, we have a legal obligation to protect the rights of those who report potential legal violations. Nothing in this Code, in any agreement with the Company, or in any Company policy limits your ability to:

4.	File charges or complaints with government agencies, including but not limited to the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Securities and Exchange Commission (SEC), the Occupational Safety and Health Administration (OSHA), or any other governmental agency or commission.

5.	Communicate with government agencies or participate in their investigations, including providing non-privileged information or documents, without prior notice to the Company.

6.	For non-supervisory employees: Exercise your rights under Section 7 of the National Labor Relations Act (NLRA), including the right to discuss employment issues with coworkers as part of concerted activities for mutual aid or protection.

7.	Share your own compensation information, or share information about others' compensation, except as may be restricted by information obtained in the course of your job responsibilities that requires or allows you access to such information.

8.	Discuss or disclose information about unlawful workplace acts, such as harassment, discrimination, or other conduct that you have reason to believe is unlawful.

9.	Testify truthfully in legal proceedings, administrative hearings, or other forums.

Any communications you make under these protections must be consistent with applicable law. You may not disclose information that is protected by attorney-client privilege, attorney work product doctrine, or other applicable legal privilege, except as otherwise permitted by law.

Factorial Energy Inc. — Code of Business Conduct and Ethics

The Company will not limit any right you may have to receive a whistleblower award from the SEC or any other government agency for providing information to that agency.

VI. Speaking Up and Feeling Safe

At Factorial, communication is key. If you are not sure whether something is the right thing to do, ask. If you see an issue, speak up.

Reporting Channels

You have several ways to report concerns:

•	Talk to your manager or supervisor

•	Contact our Human Resources department

•	Contact the Compliance Officer

•	Call our internal ethics hotline: 800-236-8516

•	Report online: https://www.whistleblowerservices.com/factorial

•	Send a written report by mail to: Compliance Officer, Factorial Energy Inc., 805 Middlesex Turnpike, Billerica, MA 01821

Audit Committee Reports

If your concern involves accounting, internal controls, auditing, or securities law matters, you may also report directly to the Audit Committee of the Board of Directors or its designee using any of the channels above.

Director Reports

If you are a director, you may also contact the Board Chair or the Chair of the Audit Committee directly.

Anonymity and Confidentiality

The Company prefers that you identify yourself when you report a concern; this helps us investigate thoroughly and follow up with you. However, you may report anonymously if you choose. The Company will use reasonable efforts to protect your confidentiality. If you report anonymously, please provide as much detail as possible so we can investigate effectively.

Factorial Energy Inc. — Code of Business Conduct and Ethics

Zero Tolerance for Retaliation

The Company has a zero-tolerance policy for retaliation. We will not discharge, demote, suspend, threaten, harass, or discriminate against anyone who reports a concern in good faith, provides truthful information during an investigation, or participates in any manner in an investigation.

Anyone who retaliates against another person for making a good-faith report or participating in an investigation is subject to disciplinary action, up to and including termination of employment.

If you believe you have experienced retaliation, report it immediately using the channels above.

Misuse of Reporting Channels

While we encourage speaking up, reporting channels must be used in good faith. Making a false report knowingly and intentionally may result in disciplinary action, up to and including termination.

Cooperation

All directors, officers, and employees are expected to cooperate fully with Company investigations. Failure to cooperate may result in disciplinary action.

VII. Conflicts of Interest

A conflict of interest arises when your personal interests interfere with, or appear to interfere with, the interests of the Company or your duties to the Company. You must avoid conflicts of interest and the appearance of conflicts.

Factorial Energy Inc. — Code of Business Conduct and Ethics

Examples of Conflicts

Conflicts may include, but are not limited to:

•	A personal or financial relationship with someone at another company that competes with, supplies to, or does business with Factorial

•	Family members or relatives who do business with Factorial or work for a competitor or supplier

•	Outside employment or business interests that distract from your duties to Factorial or compete with the Company

•	Investing in a competitor or supplier

•	Accepting gifts or entertainment that could influence your judgment

This list is not exhaustive. Use good judgment.

Disclosure and Approval

Any material transaction, responsibility, obligation, or relationship that could give rise to a conflict of interest must be reported promptly to the Compliance Officer. The Compliance Officer may notify the Board of Directors or a committee thereof.

If you are the Compliance Officer and have a conflict of interest, report it to the Chief Financial Officer (CFO).

The Compliance Officer or the Board will determine whether the conflict is acceptable, requires management, or must be eliminated.

VIII. Corporate Opportunities

As a director, officer, or employee of Factorial, you owe a duty to advance the Company's legitimate business interests. This means you may not:

•	Divert business opportunities that come to you through Company property, information, or your position with the Company, unless the Company has explicitly rejected the opportunity and you have obtained approval from the Board or a committee.

•	Use Company property, information, or your position with the Company for improper personal gain.

•	Compete with the Company without the express written consent of the Board.

Factorial Energy Inc. — Code of Business Conduct and Ethics

If you become aware of a business opportunity that may be of interest to the Company, disclose it to your manager or the Compliance Officer.

IX. Insider Trading

Never buy or sell securities of Factorial, or any other company, if you have material non-public information about that company obtained through your relationship with the Company.

Never share material non-public information with others (a practice called "tipping") if you know or have reason to know that they may trade on that information.

The Company has adopted a separate Insider Trading Policy that sets out detailed rules and restrictions. If you are uncertain whether you may trade in the Company's securities or any other securities, consult the Compliance Officer before trading.

X. Confidentiality

Maintain confidentiality of information entrusted to you by the Company, its customers, suppliers, partners, and other third parties. This includes:

•	Technical and business information

•	Research and development data

•	Product plans and strategies

•	Financial information

•	Customer and supplier lists and relationships

•	Regulatory or legal matters

Authorized Disclosure

You may disclose confidential information only when:

•	Authorized by your supervisor or the Compliance Officer

•	Required by law (subject to the whistleblower protections in Section V)

When disclosing confidential information within the Company, do so only on a need-to-know basis.

Factorial Energy Inc. — Code of Business Conduct and Ethics

External Communications

Do not discuss internal Company matters with outsiders except as required for your job duties. When appropriate, use non-disclosure agreements.

Refer all inquiries from the media, securities analysts, investors, or shareholders to authorized Company spokespersons (see Section XI).

Obligations to Former Employers

Abide by all lawful obligations to your former employers, including restrictions on use of confidential information, non-solicitation agreements, and non-competition agreements.

XI. External Communications

Only authorized spokespersons may speak on behalf of Factorial to the media, investors, or other external parties.

Authorized Spokespersons

The following roles are authorized to speak to the media on behalf of the Company:

•	Chief Executive Officer

•	Chief Financial Officer

•	Chief Technology Officer

•	Vice President, Commercial

Only the General Counsel and their designees are authorized to communicate with legal authorities on behalf of the Company.

Other Inquiries

If you receive a media, investor, analyst, or shareholder inquiry that you are not authorized to handle, refer it to the Company's marketing or investor relations teams.

XII. Equal Opportunity

Factorial is committed to providing equal employment opportunities to all employees and applicants regardless of race, color, religion, sex, national origin, age, disability, sexual orientation, gender identity, veteran status, or any other characteristic protected by applicable law.

Factorial Energy Inc. — Code of Business Conduct and Ethics

All employment decisions - including hiring, promotion, compensation, discipline, and termination - are made based on merit, qualifications, and job performance, not on protected characteristics.

We are committed to creating a diverse and inclusive workplace where everyone can thrive.

XIII. Harassment

Factorial has a zero-tolerance policy for harassment and bullying of any kind. We do not tolerate:

•	Sexual harassment, including unwelcome advances, requests for sexual favors, or other verbal or physical conduct of a sexual nature

•	Harassment based on race, color, religion, sex, national origin, age, disability, sexual orientation, gender identity, or any other protected characteristic

•	Bullying, intimidation, or threats

•	Demeaning, disrespectful, or hostile conduct that creates an intimidating, offensive, or hostile work environment

If you witness or experience harassment, report it immediately to your supervisor, HR, or the Compliance Officer. All reports will be investigated promptly and thoroughly. Retaliation is prohibited.

XIV. Honest and Ethical Conduct and Fair Dealing

Deal honestly, ethically, and fairly with partners, suppliers, customers, competitors, and employees.

Truthful Communications

All statements about Factorial products and services must be truthful, accurate, and not misleading, deceptive, or fraudulent.

Factorial Energy Inc. — Code of Business Conduct and Ethics

Fair Practices

Do not gain unfair advantage through:

•	Manipulation of facts or figures

•	Concealment of material information

•	Abuse of privileged information

•	Misrepresentation

•	Any other unfair practice

XV. Competition, Fair Dealing and Antitrust

Factorial competes fairly and legally in the marketplace. All communications about Factorial, our products, and our competitors must be fair and accurate.

We strictly prohibit:

•	Price-fixing or bid-rigging with competitors

•	Agreements to divide markets or customers

•	Agreements to allocate territories or products

•	Any other anti-competitive activities

If you are involved in any activity or discussion that may affect fair competition, consult with the General Counsel before proceeding. Many jurisdictions have strict antitrust and competition laws. When in doubt, ask for guidance.

XVI. Bribery and Facilitation Payments

No bribes, kickbacks, or improper payments to government officials, competitors, suppliers, customers, or business partners are permitted - in the United States or anywhere in the world.

We also do not permit facilitation payments (small payments to obtain routine administrative services).

Factorial Energy Inc. — Code of Business Conduct and Ethics

The Company has adopted a Foreign Corrupt Practices Act (FCPA) and Anti-Corruption Policy that establishes detailed guidelines. All personnel, contractors, and agents must comply with that policy.

Your Responsibilities

You must:

•	Carefully select and monitor third parties who act on the Company's behalf

•	Keep accurate books and records of all transactions

•	Refuse to make unlawful payments even if it costs the Company business

•	Report any suspected bribery or improper payment to the General Counsel

XVII. International Trade Controls

Many countries, including the United States, regulate imports, exports, and international financial transactions. Some countries also restrict certain boycotts. Violations can result in severe civil and criminal penalties.

The Company's policy is to comply with all applicable international trade controls, even if compliance means losing a business opportunity.

If your work involves international transactions, take time to learn and understand the extent to which international trade control laws apply to your work. When in doubt, consult with the General Counsel.

XVIII. Gifts and Entertainment

Gifts and entertainment can be appropriate ways to build relationships. However, they must never be used to influence decisions or create obligations.

Guidelines

As a general rule:

•	Do not offer, accept, or solicit gifts or entertainment that are more than modest in value or frequency without approval from the General Counsel

Factorial Energy Inc. — Code of Business Conduct and Ethics

•	Never offer or accept cash, cash equivalents, securities, or anything that functions as a financial benefit

•	Never offer or accept illegal or immoral gifts

•	Never offer or accept gifts that could reasonably be seen as attempting to influence a business decision

•	Nominal, unsolicited promotional items (like branded pens or mugs) are generally acceptable

When in doubt, check with the General Counsel before offering or accepting a gift or entertainment.

XIX. Political Contributions

All political contributions made with Company funds must be coordinated through and approved by the Compliance Officer before commitment.

The Company does not provide financial support to political candidates, parties, or organizations without explicit approval.

Personal Contributions

You are free to make your own political contributions with your personal funds. However:

•	Keep personal contributions separate from Company business and resources

•	Do not represent personal contributions as being from the Company

•	Do not use Company time, equipment, or facilities for personal political activity

XX. Charitable Contributions

Factorial may contribute to charitable causes and non-politically-affiliated organizations that align with our mission and values. All charitable contributions proposed with Company funds must be reviewed and approved by the Chief Executive Officer (CEO) before commitment.

Factorial Energy Inc. — Code of Business Conduct and Ethics

XXI. Privacy

Factorial is committed to protecting the privacy and confidentiality of personal information - whether it belongs to employees, customers, suppliers, or other individuals.

Personal Information

Protect personal and confidential information entrusted to you, including:

•	Employee personal information (names, addresses, phone numbers, email addresses, social security numbers, health information)

•	Customer and supplier information

•	Payment card information

•	Other personal data collected in the course of business

Lawful Use and Disclosure

Personal information must only be used for the purposes for which it was collected and disclosed only with authorization or as required by law. Unauthorized access to, use of, or disclosure of personal information may result in disciplinary action.

XXII. Record Keeping and Accuracy of Records

All business transactions must be reported honestly and accurately. You are responsible for the accuracy of your own records and reports.

Financial Records

The Company maintains books, records, and accounts in accordance with all applicable legal and regulatory requirements and in accordance with generally accepted accounting principles (GAAP). Every financial statement, report, and disclosure must:

•	Accurately reflect the true nature and amount of transactions

•	Comply with GAAP and the Company's accounting policies

•	Include all material information

Factorial Energy Inc. — Code of Business Conduct and Ethics

Prohibited Conduct

You must never:

•	Maintain undisclosed or unrecorded accounts or funds

•	Make false or misleading entries in any record

•	Misstate facts or omit critical information to mislead

•	Modify records to conceal the truth

•	Interfere with accounting procedures, record-keeping, or independent audits

Every disbursement must be supported by adequate documentation showing the business purpose and authorization.

XXIII. Quality of Public Disclosures

As a public company, Factorial must provide full, fair, accurate, timely, and understandable disclosure in all reports and documents filed with the Securities and Exchange Commission (SEC) and in other public communications.

If you are involved in preparing disclosures, reports, or certifications:

•	Ensure all information is complete and accurate

•	Correct any errors or omissions promptly

•	Follow all SEC rules and Nasdaq listing standards

•	Consult with the General Counsel or CFO if you have questions

XXIV. Protection and Proper Use of Company Assets

Use Company assets solely for legitimate business purposes. Company assets include:

•	Facilities and equipment

•	Computers and information systems

•	Telephones and communications systems

•	Employee time

•	Confidential and proprietary information

•	Corporate opportunities

•	Funds and financial resources

Factorial Energy Inc. — Code of Business Conduct and Ethics

Preventing Loss

Theft, carelessness, and waste directly impact our financial performance and ability to invest in our mission. Protect Company assets by:

•	Using assets only for authorized purposes

•	Securing confidential information

•	Preventing unauthorized access or use

•	Reporting any loss, damage, or unauthorized use immediately

XXV. Money Laundering

The Company complies with all anti-money laundering laws and regulations. We do not knowingly facilitate or enable money laundering or the financing of illegal activities.

Red Flags

Be alert to transactions or activities that may indicate money laundering:

•	Customers or suppliers who insist on cash or unusual payment methods

•	Transactions that lack a clear business purpose

•	Requests to move funds through multiple accounts or jurisdictions

•	Customers or suppliers who appear on government sanctions lists or are otherwise high-risk

•	Large round-dollar transactions that seem unusual for the customer or transaction type

If you observe any red flags, report them to the General Counsel or the Compliance Officer.

XXVI. Health and Safety

The health and safety of our employees, contractors, and other stakeholders is paramount. We are committed to maintaining a safe workplace and proactively managing environmental, health, and safety (EHS) risks.

Factorial Energy Inc. — Code of Business Conduct and Ethics

Your Responsibilities

You must:

•	Follow all safety policies and procedures

•	Report hazards, incidents, and near-misses promptly to your supervisor or our EHS team

•	Cooperate with safety investigations and training

•	Use required protective equipment

•	Never engage in reckless or dangerous behavior

EHS Team

Factorial's EHS team is available to answer questions about health and safety. Consult them whenever you have concerns about workplace safety.

XXVII. Compliance Procedures

Communication of the Code

All current and future directors, officers, and employees will receive a copy of this Code. The Company will require periodic review and acknowledgment. The Code is available from the Human Resources department and on the Company website at https://factorialenergy.com.

Monitoring and Disciplinary Action

Company management, under oversight by the Board of Directors or a designated committee, monitors compliance with this Code and takes appropriate disciplinary action for violations. The Audit Committee oversees compliance matters related to accounting, internal controls, auditing, and securities law.

Disciplinary measures for Code violations may include:

•	Counseling

•	Reprimand or written warning

•	Probation or suspension

Factorial Energy Inc. — Code of Business Conduct and Ethics

•	Demotion

•	Reduction in salary

•	Termination of employment

•	Restitution or recovery of losses

The Company reserves the right to impose whatever discipline it deems appropriate based on the facts and circumstances.

Board Reporting

Management will periodically report to the Board on the Company's compliance efforts, any Code violations, and disciplinary actions taken.

XXVIII. Waivers and Amendments

Waivers

No waiver of this Code for a director or executive officer of the Company is effective unless approved by the Board of Directors or a committee thereof to which the Board has delegated authority, and, if required by applicable securities laws or Nasdaq listing standards, the waiver must be promptly disclosed.

Waivers for other employees may be made by the Compliance Officer, the Board, or the Audit Committee.

Amendments

All amendments to this Code must be approved by the Board of Directors and, if required by applicable securities laws and Nasdaq listing standards, must be promptly disclosed.

Factorial Energy Inc. — Code of Business Conduct and Ethics

XXIX. Acknowledgment

I have reviewed this Code of Business Conduct and Ethics and understand its contents. I agree to comply with this Code and to conduct my business and personal activities with the Company in a manner consistent with this Code and applicable laws.

I understand that violations of this Code may result in disciplinary action, up to and including termination of employment. I understand that this Code does not create a contract or guarantee of employment. I also understand the reporting channels and whistleblower protections described in this Code.

Signature

Name (printed or typed)

Position/Title

Date

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